As  filed  with  the Securities and Exchange Commission on May 20, 2002     Reg.
No.  333-50884
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                       ----------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   ON FORM S-3

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                       ----------------------------------

                             CRITICARE SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                 39-1501563
     ---------------------------------     ------------------------------------
     (State  or Other Jurisdiction         (I.R.S. Employer Identification No.)
     of Incorporation or Organization)

     20925 Crossroads Circle, Waukesha, WI 53186             (262)798-8282
     -------------------------------------------        -----------------------
     (Address, including Zip Code of Registrant's          (Telephone Number,
            Principal Executive Offices)                   Including Area Code)

                                  Emil H. Soika
                      President and Chief Executive Officer
                             Criticare Systems, Inc.
                             20925 Crossroads Circle
                               Waukesha, WI 53186
                                 (262) 798-8282
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

                        Copies of all communications to:
                        Reinhart Boerner Van Deuren s.c.
                       1000 North Water Street, Suite 2100
                               Milwaukee, WI 53202
                        Attn:  Benjamin G. Lombard, Esq.
                           Telephone:  (414) 298-1000
                           Facsimile:  (414) 298-8097

                       ----------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment  plans,  check  the  following  box.                            [x]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective  registration  statement  for  the  same  offering.                [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                    [ ]
     If  delivery of the prospectus is expected to be made pursuant to Rule 434,
please  check  the  following  box.                                          [ ]

     The registration fees were paid at the time of the original filing of this registration statement.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.































================================================================================

                    PRELIMINARY PROSPECTUS DATED MAY 20, 2002

                              SUBJECT TO COMPLETION

                                1,786,273 SHARES

                             CRITICARE SYSTEMS, INC.

                                  COMMON STOCK

     Four selling stockholders are offering for sale up to 1,786,273 shares of our common stock. Because the shares offered under this prospectus will be sold by the selling stockholders, we will not receive any proceeds from the sale of these shares.

     Shares  of  our  common  stock  are  traded  on the Nasdaq National Market.

                 Trading Symbol on Nasdaq National Market:  CXIM
                Last Sale Price on May 17, 2002:  $5.296 per share

                    _________________________________________

     CONSIDER  CAREFULLY  THE  "RISK  FACTORS"  BEGINNING  ON  PAGE  4  OF  THIS
     PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                             _______________, 2002.

                                TABLE OF CONTENTS

                                     PAGE

Summary . . . . . . . . . . . . . .  3

Risk Factors. . . . . . . . . . . .  4

Special Note Regarding
    Forward-Looking Statements. . .  7

Use of Proceeds . . . . . . . . . .  7

Selling Stockholders. . . . . . . .  7

Plan of Distribution. . . . . . . .  8

Experts . . . . . . . . . . . . . .  8

Legal Matters . . . . . . . . . . .  9

Where You Can Find More Information  9

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR THE OTHER INFORMATION WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES OF COMMON STOCK IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. YOU SHOULD ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF COMMON STOCK.

                                     SUMMARY

     This summary highlights selected information from this document and from the documents that we incorporate by reference. For a more complete description of the offering and Criticare, you should read carefully this entire document and the documents to which we have referred you. See "Where You Can Find More Information" (page 9).

CRITICARE  SYSTEMS,  INC.
20925  Crossroads  Circle
Waukesha,  Wisconsin  53186
(262)  798-8282

     We design, manufacture and market vital signs and gas monitoring instruments and related noninvasive sensors used to monitor patients in many healthcare settings. Since a patient's oxygen, anesthetic gas and carbon dioxide levels can change dramatically within minutes, causing severe side effects or death, continuous monitoring of these parameters is increasing. Our monitoring equipment improves patient safety by delivering accurate, comprehensive and instantaneous patient information to physicians and other health service clinicians. Our products also allow hospitals to contain costs primarily by substituting cost-effective reusable pulse oximetry sensors for disposable sensors, controlling the use of costly anesthetics and increasing personnel productivity.

     To meet the needs of end-users in a wide variety of patient settings, we have developed a broad line of patient monitors which combine one or more of our patented or other proprietary technologies, for monitoring:

     -    oxygen  saturation;
     -    carbon  dioxide;  and
     -    anesthetic  agents,

with  standard  monitoring  technologies  that  provide:

     -    electrocardiogram;
     -    invasive  and  noninvasive  blood  pressure;
     -    temperature;
     -    heart  rate;  and
     -    respiration  rate.

     In addition, our VitalView telemetry system allows one nurse to monitor up to eight patients simultaneously from a convenient central location. This allows hospitals to move out of the intensive care unit those patients that require continuous monitoring, but do not need all of an intensive care unit's extensive and costly personnel and equipment resources.

                                  THE OFFERING

Common  stock  offered  by  the   1,786,273  shares
selling  shareholders

Common  stock  outstanding  as    11,059,624  shares
of  April  30,  2002

Proceeds  from sale               We will not receive any proceeds from the sale
                                  of  these  shares.

                                  RISK FACTORS

     Before purchasing our stock, you should carefully consider the following risk factors and the other information contained in this prospectus.

WE FACE SIGNIFICANT COMPETITION IN OUR MARKETS. AS A RESULT, WE MAY NOT BE ABLE TO INCREASE OUR MARKET SHARE OR PROFIT MARGINS.

     The markets for our products are highly competitive. Many of our competitors have greater:

     -    engineering  resources;
     -    research  and  development  resources;
     -    manufacturing  resources;
     -    financial  and  marketing  resources;  and
     -    market  presence  and  reputation.

     We have historically experienced substantial price competition for our products and price competition is likely to continue.

OUR GROWING RELIANCE ON OFFSHORE CONTRACT MANUFACTURING MAKES OUR BUSINESS SUSCEPTIBLE TO NUMEROUS RISKS THAT COULD AFFECT OUR PROFITABILITY.

     In response to pricing pressure, in fiscal 2001 we entered into agreements with two offshore contract manufacturing firms located in Ireland and Taiwan, respectively. We completed the transition of the production of substantially all of our established product lines to these manufacturing firms at the end of calendar 2001. Our reliance on offshore contract manufacturing will subject us to numerous risks, including the following:

     - economic and political instability in the countries where the contract manufacturing firms are located;
     -    restrictive  actions  by  foreign  governments;
     - the laws and policies of the United States affecting the importation of goods (including duties, quotas and taxes);
     -    production  delays  and  cost  overruns;
     -    quality  control;  and
     -    foreign  trade  and  tax  laws.

WE HAVE A HISTORY OF LOSSES. IF WE DO NOT ACHIEVE PROFITABILITY, OUR FINANCIAL CONDITION AND STOCK PRICE COULD SUFFER.

     We had net losses of $186,388 in fiscal 2000, $178,232 in fiscal 2001 and $1,111,106 in the first nine months of fiscal 2002. We cannot assure you that we will be able to achieve or sustain profitability in future periods.

OUR  SUCCESS  DEPENDS  ON  OUR  ABILITY  TO  INTRODUCE  NEW  PRODUCTS.

     Our future growth will depend in large part upon our ability to continue to conceive, design, and market new products and upon continuing market acceptance of our existing and future products. Any significant delays in the introduction of, or the failure to introduce, new products or additions to our existing product lines or the failure of our existing or future products to maintain or receive market acceptance could have a material adverse effect on our business, results of operations or financial condition.

OUR  SUCCESS  DEPENDS  ON  OUR  ABILITY  TO  PROTECT  OUR INTELLECTUAL PROPERTY.

     We  rely  on  our  patented  and other proprietary technology including:

     -    our  sensor  technology;
     -    infrared  specific  anesthetic  gas  monitoring  technology;
     -    UltraSync  signal  processing  software;  and
     -    disposable  respiratory  secretion  filter  system.

     The actions taken by us to protect our proprietary rights may not be adequate to prevent imitation of our products, processes or technology. We can not assure you that:

     -    our  proprietary  information  will  not  become known to competitors;
     - others will not independently develop substantially equivalent or better products that do not infringe on our intellectual property rights; or
     - others will not challenge or assert rights in, and ownership of, our patents and other proprietary rights.

     Although none of our United States patents expire before 2004, to the extent competitors develop equivalent or superior non-infringing technology in these areas, or to the extent that we are unable to enforce our patents, our ability to market and sell our products could be harmed.

INTERNATIONAL SALES MAKE OUR BUSINESS SUSCEPTIBLE TO NUMEROUS INTERNATIONAL BUSINESS RISKS AND CHALLENGES THAT COULD AFFECT OUR PROFITABILITY.

     International sales accounted for 41% of our total net sales for the 2001 fiscal year. We expect that international sales will continue to constitute a significant portion of our business. Although we sell our products in United States dollars and are not subject to significant currency risks, an increase in the value of the United States dollar relative to foreign currencies in our international markets could make our products less price competitive in such markets. Also, our international sales are subject to the risks inherent in doing business abroad, including:

     -    delays  in  shipments;
     -    increases  in  import  duties  and  tariffs;  and
     -    changes  in  foreign  regulations  and  political  climate.

WE  OPERATE  IN  A  HIGHLY  REGULATED  INDUSTRY.

     Our products are subject to regulation by the United States Food and Drug Administration and comparable foreign governmental authorities. These regulations can be burdensome and may:

     -    substantially  delay  or  prevent  the  introduction  of new products;
     -    materially  increase  the  costs  of  any  new  product introductions;
     - interfere with or require cessation of product manufacturing and marketing; and
     -    result  in  product  recalls.

     Additionally, adoption of new regulations or modifications to applicable regulations could harm our business.

HEALTH CARE COST CONTAINMENT PROGRAMS COULD ADVERSELY AFFECT OUR DOMESTIC SALES.

     The cost of a significant portion of medical care in the United States and in international markets is funded by government or other insurance programs. Additional limits imposed by such programs on health care cost reimbursements may further impair the ability of hospitals and other health care providers to purchase equipment such as our products and could reduce our domestic sales.

OUR  BUSINESS  IS  SUBJECT  TO  POSSIBLE  PRODUCT  LIABILITY  EXPOSURE.

     As a manufacturer of medical diagnostic equipment, we could face product liability claims. We have had no product liability claims to date and maintain product liability insurance. However, we can make no assurance that our insurance coverage will be adequate to cover any product liability claims which arise in the future or that it will continue to be available at reasonable prices.

OUR STOCK PRICE MAY FLUCTUATE, INCREASING THE RISK TO INVESTORS IN OUR COMMON STOCK.

     Market prices of securities of medical technology companies, including our common stock, have experienced significant volatility from time to time. There may be volatility in the market price of our common stock due to factors that may or may not relate to our performance. Various factors and events may have a significant impact on the market price of our common stock such as:

     - announcements by us or our competitors concerning new product developments;
     -    governmental  approvals,  regulations  or  actions;
     -    developments  or  disputes  relating  to patent or proprietary rights;
     -    public  concern  over  product  liability;  and
     -    general  economic  and  market  conditions.

     In  addition,  our  quarterly  results  have  historically  fluctuated.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     We have made forward-looking statements in this document that are subject to risks and uncertainties. Without limitation, these forward-looking statements include statements:

     -    regarding  new  products  we  may  introduce  in  the  future;
     -    about  our  business  strategy  and  plans;
     - about the adequacy of our working capital and other financial resources; and
     -    that  are  not  of  an  historical  nature.

     When we use words such as "believes," "expects," "anticipates," "will," "would," "projects" or similar expressions, we are making forward-looking statements. You should note that forward-looking statements rely on a number of assumptions concerning future events, and are subject to a number of uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the statements made. These factors include those discussed under the caption "Risk Factors" in this prospectus. Please note that we disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares by the selling stockholders.

                              SELLING STOCKHOLDERS

     All of the shares of our common stock offered for sale by this prospectus are being offered by the selling stockholders. We issued 1,786,273 shares of our common stock to three of the selling stockholders, Oxford Bioscience Partners III, L.P., Oxford Bioscience Partners (Bermuda) III Limited Partnership and mRNA Fund L.P. on October 17, 2000 at a price of $2.25 per share, as part of a private transaction between these selling stockholders and us. We appointed Jeffrey T. Barnes as one of our directors on October 17, 2000, in connection with the investment by these selling stockholders. These selling stockholders subsequently transferred a total of 133,970 shares of our common stock to one of their affiliates, Oxford Bioscience Partners (Adjunct) III L.P.

     Information with respect to the shares of our common stock beneficially owned by the selling stockholders follows.

                                     SHARES OF COMMON STOCK
                                       OWNED PRIOR TO THE    SHARES OFFERED   SHARES TO BE OWNED
                                           OFFERING          FOR SALE HEREBY  AFTER THE OFFERING*
                                     ----------------------  ---------------  -------------------
                                                                               Number    Percent
                                                                              ---------  --------
Oxford Bioscience Partners III L.P.               1,431,317        1,431,317         --        --
Oxford Bioscience Partners
  (Bermuda) III Limited Partnership                 203,993          203,993         --        --
Oxford Bioscience Partners
  (Adjunct) III L.P.. . . . . . . .                 133,970          133,970         --        --
mRNA Fund L.P.. . . . . . . . . . .                  16,993           16,993         --        --

*Assumes  sale  of  all  shares  offered  by  this  prospectus.

                              PLAN OF DISTRIBUTION

     The selling stockholders may, without limitation and from time to time, sell all or a portion of their shares of our common stock being registered under this prospectus on any stock exchange, market or trading facility on which the common stock is traded, at market prices prevailing at the time of sale, fixed prices or at negotiated prices. The shares may, without limitation, be sold by the selling stockholders by one or more of the following methods:

     - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     - block trades in which the broker-dealer engaged by the selling stockholders will attempt to sell the shares as agent for the selling stockholders but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

     -    privately  negotiated  transactions;

     - in accordance with Rule 144 promulgated under the Securities Act of 1933, as amended, rather than pursuant to this prospectus;

     -    a  combination  of  any  such  methods  of  sale;  or

     -    any  other  method  permitted  pursuant  to  applicable  law.

     From time to time the selling stockholders may pledge their shares pursuant to the margin provisions of the selling stockholders' customer agreements with their brokers. Upon a default by the selling stockholders, the broker may, from time to time, offer and sell the pledged shares.

     In effecting sales, brokers-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in such sales. Brokers-dealers may receive commissions or discounts from the selling stockholders (or, if any such broker-dealer acts as agent for the purchase of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of shares of the common stock at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholders.

     The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in sales of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended.

     We are required to pay all fees and expenses incident to the registration of the selling stockholders' shares, other than the fees and disbursements of counsel to the selling stockholders and underwriting discounts or commissions, if any. Additionally, we have agreed to indemnify the selling stockholders from certain liabilities in connection with the offering, including liabilities under the federal securities laws.

                                     EXPERTS

     The consolidated financial statements as of June 30, 2001 and 2000 and for each of the three years in the period ended June 30, 2001, and the related consolidated financial statement schedule for each of the three years in the period ended June 30, 2001 incorporated in this prospectus by reference from Criticare's Annual Report on Form 10-K for the year ended June 30, 2001 have been audited by BDO Seidman, LLP, independent auditors, as stated in their reports, which are incorporated in this prospectus by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

     The validity of the shares of our common stock offered hereby will be passed upon for Criticare by Reinhart Boerner Van Deuren s.c.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission (SEC). You may read and copy any reports, proxy statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You can also obtain copies of our SEC filings by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, many of our SEC filings are available at the SEC's site on the World Wide Web at "http//www.sec.gov."

     We have filed a Registration Statement on Form S-3 to register with the SEC the shares of our common stock offered for sale by the selling stockholders. This prospectus is part of that registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement, which are incorporated in this prospectus by reference. Statements contained in this prospectus concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

     The SEC allows us to "incorporate by reference" information in this prospectus, which means we can disclose important information to you by referring you to another document filed separately with the SEC. The information that we incorporate by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below. These documents contain important information about Criticare and its finances.

     - Criticare's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, filed on September 27, 2001, as amended on May 20, 2002.

     - Criticare's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed on November 14, 2001.

     - Criticare's Quarterly Report on Form 10-Q for the quarter ended December 31, 2001, filed on February 7, 2002.

     - Criticare's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed on May 15, 2002.

     - The description of our common stock which is contained in the Registration Statement on Form 8-A filed on July 22, 1987 under the Exchange Act, including all amendments and reports filed for the purpose of updating such description.

     We are also incorporating by reference all additional documents that we file with the Commission between the date of this prospectus and the termination of the offering.

     We will, without charge, provide you with copies of any of the documents which are incorporated in this prospectus by reference (other than exhibits to such documents unless we have specifically incorporated those exhibits by reference into this prospectus). To obtain copies, please write or call Michael
J. Sallmann, Vice President - Finance and Secretary, Criticare Systems, Inc., 20925 Crossroads Circle, Waukesha, Wisconsin 53186, (262) 798-8282.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  14.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The expenses relating to the registration of the shares of common stock being offered hereby, other than underwriting discounts and commissions, will be borne by the Company. Such expenses are estimated to be as follows:

ITEM                                AMOUNT
----------------------------------  -------
Securities and Exchange Commission
Registration Fee . . . . . . . . .  $ 1,146

Nasdaq Listing Fees. . . . . . . .   17,500

Printing and Engraving Fees. . . .    5,000

Legal Fees and Expenses. . . . . .   20,000

Accounting Fees and Expenses . . .    5,000

Miscellaneous Expenses . . . . . .    1,354
                                    -------

     Total . . . . . . . . . . . .  $50,000
                                    =======

ITEM  15.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     The Company's By-Laws provide that the Company shall, to the fullest extent permitted by the Delaware General Corporation Law and other applicable laws, as in effect from time to time, indemnify any person who was or is a party or is threatened to be made a party to any formal or informal threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, any action brought under federal or state securities laws, rules or regulations (collectively, "Actions"), other than in certain limited circumstances, because he is or was a director or officer of the Company, or because he is or was a director or officer of the Company and is or was serving at the request of the Company as a director, officer, employee, consultant or agent of another corporation or other enterprise or is or was serving at the request of the Company as a fiduciary of an employee benefit plan or as an employee or agent of the Company; provided, however, that no director or officer shall be entitled to indemnification unless, with respect to the conduct that is the subject of the Action, he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. This indemnification obligation mirrors the permissive indemnification provided under section 145 of the Delaware General Corporation Law. The determination of whether indemnification is proper under the circumstances, unless made by a court, shall be made (a) by arbitration; (b) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to the subject Action; (c) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (d) by the affirmative vote of a majority of the shares entitled to vote thereon.

     The Company's Certificate of Incorporation provides that a director will not be personally liable for monetary damages to the Company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director, except for liability (i) for any breach of the director's duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of section 174 of the Delaware General Corporation Law or (iv) with respect to any transaction from which the director derived an improper personal benefit.

     Article VI, section 6.01 of the Company's Restated By-Laws provides that a director or officer is not liable to the Company for damages arising out of any action taken or omitted to be taken by such person if he exercised and used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs or took or omitted to take such action in reliance on the advice of the Company's counsel or statements made or information furnished by officers or employees of the Company which he had reasonable grounds to believe were true.

     The indemnification provided as set forth above is not exclusive of any other rights to which a director or an officer of the Company may be entitled.

     The general effect of the foregoing provisions is to reduce the circumstances in which an officer or director may be required to bear the economic burdens of the foregoing liabilities and expenses.

ITEM  16.  EXHIBITS

EXHIBIT
NUMBER     DESCRIPTION
------     -----------

4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to the Registration Statement filed on Form S-1, Registration No. 33-13050).

4.2 By-Laws of the Company (incorporated by reference to the Registration Statement filed on Form S-1, Registration No. 33-13050).

4.3 Specimen Common Stock certificate (incorporated by reference to the Registration Statement filed on Form S-1, Registration No. 33-13050).

4.4 Rights Agreement (incorporated by reference to the Company's Current Report on Form 8-K filed on April 18, 1997).

5*         Opinion  of  Reinhart  Boerner  Van  Deuren  s.c.

23.1       Consent  of  BDO  Seidman,  LLP.

23.2* Consent of Reinhart Boerner Van Deuren s.c. (included in its opinion filed as Exhibit 5 hereto).

24 Power of Attorney (incorporated by reference to the signature page hereof).

__________________________

*  Previously  filed.

ITEM  17.  UNDERTAKINGS

     The  undersigned  Registrant  undertakes  as  follows:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement, and

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs 1(a) and (b) will not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 and which are incorporated by reference in this Registration Statement.

          2. That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukesha, State of Wisconsin, on the 7th day of May, 2002.

                                      CRITICARE  SYSTEMS,  INC.

                                BY     /s/   Emil  H.  Soika
                                       ---------------------------------
                                       Emil  H.  Soika,  President  and
                                       Chief  Executive  Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Emil H. Soika and Michael J. Sallmann, and each of them individually, his true and lawful attorney-in-fact, with power to act with or without the other and with full power of substitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the registration statement and file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                              Title                             Date
-------------------------------------  --------------------------------  ------------

/s/   Emil H. Soika                    President, Chief Executive         May 7, 2002
-------------------------------------  Officer and Director (Principal
Emil H. Soika                          Executive Officer)

/s/   Karsten Houm                     Chairman of the Board and          May 7, 2002
-------------------------------------  Director
Karsten Houm

/s/   Michael J. Sallmann              Vice President-Finance and         May 7, 2002
-------------------------------------  Secretary (Principal Accounting
Michael J. Sallmann                    Officer and Principal Financial
                                       Officer)

/s/   Milton Datsopoulos               Director                           May 7, 2002
-------------------------------------
Milton Datsopoulos

/s/   N.C. Joseph Lai                  Director                          May 13, 2002
-------------------------------------
N.C. Joseph Lai

/s/   Jeffrey T. Barnes                Director                          May 13, 2002
-------------------------------------
Jeffrey T. Barnes

/s/   Higgins D. Bailey                Director                           May 9, 2002
-------------------------------------
Higgins D. Bailey

/s/   Stephen K. Tannenbaum            Director                           May 8, 2002
-------------------------------------
Stephen K. Tannenbaum

                                  EXHIBIT INDEX
                                  -------------


EXHIBIT                                                      PAGE
NUMBER   DESCRIPTION                                        NUMBER
-------  -------------------------------------------------  ------
  23.1   Consent of BDO Seidman, LLP, Independent Auditors
